                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                January 22, 2001


                         EasyLink Services Corporation
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                          000-26371              13-3787073
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
     incorporation)                                          Identification No.)


                         399 Thornall Street, 6th Floor
                                Edison, NJ 08837
-------------------------------------------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code            (732) 906-2000



                                      N/A
-------------------------------------------------------------------------------
          Former Name or Former Address, if Changed Since Last Report

ITEM 5.  OTHER EVENTS

         EasyLink Services Corporation ("EasyLink" or the "Company") has announced that it will effect a one-for-ten reverse stock split of the Company's Class A and Class B common stock, par value $.01 per share. The split will become effective at 9:30 a.m. United States Eastern time on January 23, 2002. EasyLink's shareholders had previously authorized the Company's Board of Directors to complete a reverse stock split at the August 29, 2001 special meeting of shareholders. As a result of the reverse stock split, each ten shares of previously outstanding Class A common stock, par value $.01 per share, will become one post-split share of Class A common stock, par value $.01 per share, and each ten shares of previously outstanding Class B common stock, par value $.01 per share, will become one post-split share of Class B common stock, par value $.01 per share. All fractional shares will be rounded up to the nearest whole share. As a result of the split, the aggregate number of issued and outstanding shares of EasyLink Class A and Class B common stock will be reduced from approximately 158,500,000 to approximately 15,850,000.

         The Company's Class A common stock symbol will begin trading on a reverse split basis under the temporary trading symbol "EASYD" for a period of 20 trading days. On February 21, 2002 the ticker symbol will revert back to "EASY." The new cusip number for the Class A common stock will change to 27784T 20 0 from 27784T 10 1.

         The form of the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company that effects the reverse stock split is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


Exhibit 4.1 Certificate of Amendment of Amended and Restated Certificate
            of Incorporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 22, 2002

                           EASYLINK SERVICES CORPORATION



                           By: /s/ Thomas Murawski
                               ------------------------------------------
                               Thomas Murawski
                               Chief Executive Officer


                                  Exhibit Index

Exhibit 4.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation.